Exhibit (i)



                              SEWARD & KISSEL LLP
                                901 K Street, NW
                                   Suite 800
                              Washington, DC 20001

                           Telephone: (202) 737-8833
                           Facsimile: (202) 737-5184




                                                         September 26, 2019



AB Municipal Income Fund II
1345 Avenue of the Americas
New York, New York 10105

Ladies and Gentlemen:

      We have acted as counsel for AB Municipal Income Fund II (the "Trust") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an indefinite number of Class A shares, Class B shares, Class C shares and Advisor Class shares, as applicable, representing the beneficial interest in the Trust's AB Arizona Portfolio, AB Massachusetts Portfolio, AB Minnesota Portfolio, AB New Jersey Portfolio, AB Ohio Portfolio, AB Pennsylvania Portfolio and AB Virginia Portfolio (each, a "Class," and collectively, the "Shares"), par value $.01 per share as set forth in the Trust's Agreement and Declaration of Trust (the "Declaration"). The Trust was formed under Massachusetts law, is a trust with transferable shares of the type commonly referred to as a "Massachusetts business trust" and is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company. This opinion relates to the Shares of each class of the Trust being registered pursuant to the Post-Effective Amendment to the Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission (the "Commission") to become effective on September 30, 2019, pursuant to paragraph (b) of Rule 485 under the Securities Act (as so amended, the "Registration Statement") in which this letter is included as Exhibit (i).

      As counsel for the Trust, we have participated in the preparation of the Registration Statement. We have examined the Declaration and By-laws of the Trust and any amendments and supplements thereto and have relied upon such records of the Trust and such other documents and certificates as to factual matters as we have deemed to be necessary to render the opinion expressed herein.


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AB Municipal Income Fund II
September 26, 2019
Page 2


      Based on such examination, and subject to the qualification concerning possible shareholder liability set forth below, we are of the opinion that the Shares of the Trust to be offered for sale pursuant to the Registration Statement are, to the extent of the number of Shares of the relevant Classes of the above-referenced Portfolios authorized to be issued by the Trust in its Declaration, duly authorized, and, when sold, issued and paid for as contemplated by the Registration Statement, will have been validly issued and will be fully paid and non-assessable Shares of the Trust under the laws of the Commonwealth of Massachusetts.

      Under Massachusetts law, shareholders of a trust could, under certain circumstances, be held personally liable for the obligations of a Portfolio by reason of being or having been a shareholder of the trust. However, the Declaration disclaims shareholder liability for acts or obligations of the Trust and requires that the notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Trust or its Trustees. The Declaration provides for indemnification out of the property of the Trust for all loss and expense of any shareholder held personally liable for the obligations of the Trust by reason of being or having been a shareholder of the Trust. Thus, the risk of a shareholder incurring financial loss by reason of being or having been a shareholder of the Trust is limited to circumstances in which the Trust itself would be unable to meet its obligations.

      We do not express an opinion with respect to any laws other than the laws of Massachusetts applicable to the issuance of shares of beneficial interest in a domestic business trust. Accordingly, our opinion does not extend to, among other laws, the federal securities laws or the securities or "blue sky" laws of Massachusetts or any other jurisdiction. Members of this firm are admitted to the bars of the State of New York and the District of Columbia.

      We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "General Information--Counsel" in the Part B thereof.

                                                  Very truly yours,

                                                  /s/ Seward & Kissel LLP